SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549



                              FORM 8-K
                           CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



                           January 25, 2005

                            Date of Report
                           (Date of earliest
                            event reported)



                      CONSOLIDATED-TOMOKA LAND CO.
        (exact name of registrant as specified in its charter)



                                FLORIDA
             (State or other jurisdiction of incorporation)



                    0-5556                   59-0483700
           (Commission File Number)       (IRS Employer
                                           Identification Number)

                  1530 Cornerstone Boulevard, Suite 100
                     Daytona Beach, Florida        32117
      (Address of principal executive offices)   (Zip Code)




                             (386)274-2202
          (Registrant's telephone number, including area code)

FORM 8-K, January 26, 2005
CONSOLIDATED-TOMOKA LAND CO.
COMMISSION FILE NO.  0-5556
EMPLOYER ID NO.  59-0483700


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

By letter dated January 25, 2005, and effective on January 26, 2005, recognizing the need for outside independent directors as required by recent corporate governance legislation and securities regulations, Bruce W. Teeters resigned his position as a member of the Board of Directors. Mr. Teeters continues to serve as a member of senior management and an executive officer of the Company.

On January 26, 2005 the Board of Directors appointed Byron E. Hodnett to fill the vacancy created by the resignation of Mr. Teeters. There are no arrangements or understandings between Mr. Hodnett and any other person concerning his appointment to the Board of Directors.
Mr. Hodnett retired in 1999 as president and chief executive officer of First Union's Florida Bank in Jacksonville, Florida. He held many diverse positions during his twenty-seven year banking career. Mr. Hodnett has not been named to any committees of the Board of Directors. No decision has yet been made by the Board concerning his possible future committee service. There are and have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding Mr. Hodnett that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CONSOLIDATED-TOMOKA LAND CO.


Date: January 25, 2005      By:
                            ----------------------
                            William H. McMunn
				    President and Chief Executive Officer